As filed with the Securities and Exchange Commission on July 28, 2004

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	2834	13-3607736
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

28903 North Avenue Paine
Valencia, California 91355
(661) 775-5300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alfred E. Mann

Chief Executive Officer and Chairman
MannKind Corporation
28903 North Avenue Paine
Valencia, California 91355
(661) 775-5300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Frederick T. Muto, Esq.	Robert M. Smith, Esq.
Jeremy D. Glaser, Esq.	Dewey Ballantine LLP
Cooley Godward LLP	1950 University Avenue, Suite 500
4401 Eastgate Mall	East Palo Alto, California 94303-2225
San Diego, California 92121	(650) 845-7000
(858) 550-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒ (File No. 333-115020)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Calculation of Registration Fee

Title of Each Class of	Proposed Maximum	Amount of
Securities to be Registered	Aggregate Offering Price(1)	Registration Fee(2)

Common Stock, par value $0.01 per share	$5,750,000	$729

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes $1,575,000 of shares that the underwriters have the option to purchase to cover over-allotments.

(2)	The Registrant previously registered an aggregate $94,875,000 worth of its Common Stock on a Registration Statement on Form S-1 (File No. 333-115020), for which a filing fee of $12,021 was previously paid. The Registrant certifies to the Securities and Exchange Commission (the “Commission”) that is has instructed its bank to pay to the Commission the filing fee of $729 for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on July 28, 2004); that it will not revoke such instructions; that is has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank on July 28, 2004.

SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

Explanatory Note

     This Registration Statement on Form S-1 relates to the public offering of common stock of MannKind Corporation contemplated by the Registration Statement on Form S-1 (File No. 333-115020), as amended (the “Prior Registration Statement”), declared effective on July 27, 2004 by the Securities and Exchange Commission, and is filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, solely to increase the dollar amount of securities registered under the Prior Registration Statement by $5,750,000. The contents of the Prior Registration Statement, including all exhibits thereto, are hereby incorporated by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on the 27th day of July, 2004.

MANNKIND CORPORATION
By:	/s/ DAVID THOMSON
David Thomson
Vice President and Associate General Counsel

POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Alfred E. Mann	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	July 27, 2004

*	President, Chief Operating Officer and Director	July 27, 2004
Hakan S. Edstrom

* Richard L. Anderson	Corporate Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 27, 2004

*	Director	July 27, 2004
Kathleen Connell, Ph.D.

*	Director	July 27, 2004
Ronald Consiglio

*	Director	July 27, 2004
Llew Keltner M.D., Ph.D.

*	Director	July 27, 2004
Michael Friedman, M.D.

*	Director	July 27, 2004
Kent Kresa

*	Director	July 27, 2004
David MacCallum

*By: /s/ DAVID THOMSON

David Thomson Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description of Document
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Deloitte & Touche LLP, Independent Registered Accounting Firm.
23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1(a)	Powers of Attorney.

(a) Included on the signature page of Registration Statement on Form S-1 (File No. 333-115020), filed with the Securities and Exchange Commission on April 30, 2004, and Amendment No. 2 thereto, filed with the Securities and Exchange Commission on July 6, 2004, and incorporated herein by reference.